Exhibit 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of United Dominion Realty Trust, Inc. and in the related Prospectuses of our report dated March 4, 1997, with respect to the consolidated financial statements of South West Property Trust Inc. for each of the three years in the period ended December 31, 1996, included in this Current Report on Form 8-K/A to be filed on or about March 14, 1997.

        Registration Statement Number                  Description
        -----------------------------                  -----------
                  33-40433                   Form S-3, pertaining to the private
                                                placement of 900,000 shares of
                                                the Company's common stock in
                                                May, 1991

                  33-32930                   Form S-3, pertaining to the
                                                Company's Dividend Reinvestment
                                                and Stock Purchase Plan

                  33-48000                   Form S-8, pertaining to the
                                                Company's Stock Purchase and
                                                Loan Plan


                  33-47296                   Form S-8, pertaining to the
                                                Company's Stock Option Plan

                  33-58201                   Form S-8, pertaining to the
                                                Employees' Stock Purchase Plan

                  33-55159                   Form S-3, Shelf Registration
                                                Statement, pertaining to $400
                                                Million of Common Stock,
                                                Preferred Stock and Debentures

                  33-64275                   Form S-3, Shelf Registration
                                                Statement pertaining to the
                                                registration of $462.3 million
                                                of Common Stock, Preferred Stock
                                                and Debt Securities

                 333-11207                   Form S-3, Shelf Registration
                                                Statement, pertaining to the
                                                private placement of 1,679,840
                                                shares of the Company's Common
                                                Stock in August 1996

                 333-15133                   Form S-3, pertaining to the
                                                Company's Dividend Reinvestment
                                                and Stock Purchase Plan



                                                        ERNST & YOUNG LLP


Dallas, Texas
March 11, 1997